THIS DEBENTURE IS A REGISTERED GLOBAL DEBENTURE AND IS REGISTERED IN  THE
  NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"). UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
  REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE REGISTERED FORM, THIS REGISTERED GLOBAL DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

  REGISTERED                 McDonald's Corporation            REGISTERED

       Number         6 3/8% DEBENTURE DUE JANUARY 8, 2028
  RU                                                         $150,000,000

  SEE REVERSE FOR
  CERTAIN DEFINITIONS                                   CUSIP 580 135 BY6

       McDonald's Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the ``Company,'' which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Fifty Million Dollars ($150,000,000) on January 8, 2028 and to pay interest thereon to the Registered Holder hereof from January 8, 1998, or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually on January 8 and July 8, in each year, commencing July 8, 1998 at the rate of 6 3/8% per annum until the principal hereof is paid or such payment is duly provided for. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in said Indenture, be paid to the Person in whose name this Debenture is registered at the close of business on the record date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day) next preceding an interest payment date. Payment of the principal of and interest on this Debenture will be made at the designated office or agency of the Company maintained for such purpose in the City of New York, New York and the City of Philadelphia, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or, at the option of the Company, interest so payable may be paid by check to the order of said Holder mailed to his address appearing on the Debt Security Register. Any interest not so punctually paid or duly provided for shall be payable as provided in the Indenture.
       Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.
       Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse hereof (or by an Authenticating Agent, as provided in the Indenture) by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

  In Witness Whereof, McDonald's Corporation has caused this Instrument to be signed in its corporate name by the Chairman of the Board or its President or one of its Vice Presidents manually or in facsimile and a facsimile of its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

  Dated:  January 8, 1998

       TRUSTEE'S CERTIFICATE OF AUTHENTICATION
       This is one of the Debt Securities of the series designated herein provided for in the withinmentioned Indenture.

  FIRST UNION NATIONAL BANK
  as Trustee

  By:
       ------------------------------
       Authorized Officer

  Attest:
       --------------------------
       Secretary

  McDONALD'S CORPORATION

  By:
       -------------------------------
       Senior Vice President and Treasurer


                           McDONALD'S CORPORATION
                    6 3/8% DEBENTURE DUE JANUARY 8, 2028


       This Debenture is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called "Debt Securities") of a series hereinafter specified, all issued and to be issued under an Indenture dated as of October 19, 1996 (herein called the "Indenture"), between the Company and First Union National Bank, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Debt Securities and the terms upon which the Debt Securities are, and are to be, authenticated and delivered. The Debt Securities may be issued in one or more series, which different series may be issued in various currencies, may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debenture is one of a series of Debt Securities of the Company designated as its 6 3/8% Debentures due January 8, 2028 (herein called the "Debentures"), limited in aggregate principal amount to $150,000,000.
       In the case where any interest payment date or the maturity date does not fall on a Business Day, payment of interest or principal otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date or the maturity date, as the case may be, and no interest shall accrue for the period from and after such interest payment date or the maturity date.
       The Debentures will be redeemable as a whole or in part, at the option of the Company at any time (a ``Company Redemption Date''), at a redemption price equal to the greater of (i) 100% of the principal amount of the Debentures to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Company Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the Company Redemption Date.
       ``Treasury Rate '' means, with respect to any Company Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal
  amount)  equal  to  the  Comparable  Treasury  Price  for  such   Company
  Redemption Date.
       ``Comparable Treasury Issue '' means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that  would  be  utilized,  at the  time  of  selection  and  in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of
  the Debentures.   ``Independent Investment  Banker '' means  one  of  the
  Reference Treasury Dealers appointed by the Trustee after consultation with the Company.
       ``Comparable Treasury Price'' means, with respect to any Company Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Company Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and
  designated  ``Composite  3:30  p.m.    Quotations  for   U.S.  Government
  Securities'' or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Company Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Company Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Company Redemption Date.
       ``Reference Treasury Dealer '' means each  of Merrill Lynch,  Pierce,
  Fenner  &  Smith  Incorporated  and  any  additional  reference   dealers
  appointed by the Company at the sole discretion of the Company, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a ``Primary Treasury Dealer''), the Company will substitute therefor another Primary Treasury Dealer.
       Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Company Redemption Date to each holder of Debentures to be redeemed.
       Unless the Company defaults in payment of the redemption price, on and after any Company Redemption Date interest will cease to accrue on the Debentures or portions thereof called for redemption.
       If an Event of Default shall occur with respect to the Debentures, the principal of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.
       The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of each series of the Debt Securities at the time outstanding (as defined in the Indenture) to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Debt Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount or premium if any, thereon, or make the principal thereof, or premium, if any, or interest, if any, thereon payable in any coin or currency other than that hereinabove provided, without the consent of the Holder of each Debt Security so affected or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of maturity thereof, or (ii) reduce the aforesaid percentage of Debt Securities the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each
  Debt Security  so  affected.   The  Indenture  also  contains  provisions
  permitting the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture or upon any Debenture issued upon the transfer hereof or in exchange therefor or in lieu hereof.
       No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, places, and rate, and in the coin and currency, herein prescribed.
       As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable on the Debt Security Register of the Company, upon surrender of this Debenture for transfer at the office or agent of the Company in the City of New York, New York, or the City of Philadelphia, Pennsylvania, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
       The Debentures are  issuable only as  registered Debentures  without
  coupons in denominations of  $1,000 and integral  multiples thereof.   As
  provided in the Indenture and subject to certain limitations therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.
       No service charge will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
       The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
       No recourse shall be made for the payment of the principal of or the interest on this Debenture or for any claim based hereon or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, stockholder, officer or director, as such past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.
       All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

       The following abbreviations, when used in the inscription on the face of this Instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM   -    as tenants in common
  TEN ENT   -    as tenants by the entireties
  JT TEN    -    as joint tenants with right of survivorship
                 and not as tenants in common

  UNIF GIFT MIN ACT -                 Custodian
                     -----------------         -----------------
                                (Cust)                   (Minor)
       under Uniform Gifts to Minors
       Act
           ----------------
               (State)

  Additional abbreviations may also be used though not in the above list.
  -------------------------------------------------------------------------
  FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

  -------------------------------------------------------------------------
       PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
  -------------------------------------------------------------------------
  -------------------------------------------------------------------------
  the within Instrument of McDONALD'S CORPORATION and hereby does irrevocably constitute and appoint ---------------------------------------------------------------- Attorney
  to transfer the said Instrument on the books of the within-named Company, with full power of substitution in the premises.

  Dated:
         ----------------------------  ----------------------------


  NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Instrument in every particular, without alteration or enlargement or any change whatever.